Exhibit 99.1

VESTIN REALTY MORTGAGE II, INC.
REPORTS FIRST QUARTER FINANCIAL RESULTS

Las Vegas – May 12, 2009 – Vestin Realty Mortgage II, Inc. (Nasdaq: VRTB) reported a net loss for the first quarter ended March 31, 2009 of approximately $6.4 million, or ($0.46) per share, on revenues of approximately $2.1 million, compared with net income of approximately $3.3 million or $0.22 per share on revenues of approximately $7.2 million in the comparable period in 2008.

The Company noted that the losses for the quarter ended March 31, 2009, were in part due to the level of non-performing loans.  The Company recorded loan loss provisions and write downs on real estate held for sale of approximately $1.3 million and $2.5 million, respectively, during the quarter.  In addition, the Company incurred professional fees of approximately $2.2 million, primarily due to the legal fees relating to the legal actions that have been filed against us in connection with the REIT conversion.  The loan loss provisions and write downs on real estate held for sale are non-cash items.  Net cash flow used in operating activities was approximately $1.6 million.

As of March 31, 2009, the Company had 34 loans outstanding with an aggregate principal amount approximating $189.4 million, of which 15 loans with an aggregate principal amount approximating $107.1 million were considered non-performing.  As of March 31, 2008, the Company had 43 loans outstanding with an aggregate principal amount approximating $302.3 million, of which 10 loans with an aggregate principal amount approximating $58.2 million were considered non-performing.  Loans are considered non-performing when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement or when the payment of interest is 90 days past due.  In addition, as of March 31, 2009, we owned 15 properties, with a book value of approximately $32.1 million, that we acquired through foreclosure, compared with four properties owned with a book value of approximately $32.4 million, as of March 31, 2008.

On March 25, 2009, we entered into a letter agreement with Taberna relating to our outstanding junior subordinated notes (“Subordinated Notes”).  Pursuant to the letter agreement, Taberna waived all financial covenants contained in the indenture governing the Subordinated Notes effective December 31, 2008 through June 30, 2009.  In addition, pursuant to the letter agreement we exchanged $20 million of the Subordinated Notes for certain replacement securities, which we acquired for approximately $10 million, in April 2009.  The transaction will reduce our obligation on the Subordinated Notes to approximately $36.3 million, which we expect will facilitate future compliance with financial covenants.  This transaction will result in a net gain of approximately $9 million, net of transaction costs.  In addition, we are to pay additional interest equal to $250,000 per year, payable quarterly on the same payment dates as the current terms of the Subordinated Notes.  We agreed to make a nonrefundable payment of $200,000 to Taberna to cover its costs related to the waiver and exchange arrangement.  The replacement securities were acquired with funds consisting of $5 million from our operating and financing funds and $5 million from letters of credit which we had posted in connection with a prior amendment of the indenture.

As of March 31, 2009, shareholder equity was $9.00 per common share.  The Company had on its balance sheet $6.7 million of cash, $138.1 million of investment in real estate loans, net of allowance of $51.3 million, $32.1 million in real estate held for sale and $73.2 million in total liabilities as of March 31, 2009.

About Vestin Realty Mortgage II, Inc.

Vestin Realty Mortgage II, Inc. is a real estate investment trust (“REIT”) that invests in commercial real estate loans.  As of March 31, 2009, Vestin Realty Mortgage II, Inc. had assets of approximately $197.3 million.  Vestin Realty Mortgage II, Inc. is managed by Vestin Mortgage, Inc., which is a subsidiary of Vestin Group, Inc., which is engaged in asset management, real estate lending and other financial services through its subsidiaries.  Since 1995, Vestin Mortgage Inc. has facilitated more than $2.0 billion in lending transactions.

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995 and the federal securities laws.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved.  Readers are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties, such as the Company’s potential inability to accurately forecast its operating results; the Company’s potential inability to regain profitability or continue to generate positive cash flow from operations; constraints in the credit markets, the availability of take-out financing for our borrowers; defaults on outstanding loans; unexpected difficulties encountered in pursuing our remedies if a loan is in default; a decline in the value of collateral securing our loans, declining real estate values in the markets we serve and other risks associated with the Company’s business. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Contact:
Steve Stern
Stern And Company
702-240-9533
steve@sdsternpr.com

VESTIN REALTY MORTGAGE II, INC.

CONSOLIDATED BALANCE SHEETS

ASSETS

	March 31, 2009	December 31, 2008
	(Unaudited)
Assets
Cash	$6,664,000	$8,026,000
Cash - restricted	5,000,000	5,000,000
Investment in marketable securities - related party	427,000	496,000
Interest and other receivables, net of allowance of $482,000 at March 31, 2009 and $593,000 at December 31, 2008	1,329,000	1,345,000
Notes receivable, net of allowance of $2,340,000 at March 31, 2009 and $2,340,000 at December 31, 2008	--	--
Real estate held for sale	32,092,000	24,433,000
Investment in real estate loans, net of allowance for loan losses of $51,332,000 at March 31, 2009 and $78,208,000 at December 31, 2008	138,087,000	146,834,000
Due from related parties	255,000	--
Investment in equity affiliate	100,000	100,000
Assets under secured borrowings	10,600,000	10,600,000
Deferred financing costs	2,358,000	2,504,000
Other assets	341,000	144,000

Total assets	$197,253,000	$199,482,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts payable and accrued liabilities	$3,989,000	$2,154,000
Due to related parties	--	522,000
Secured borrowings	9,907,000	9,907,000
Junior subordinated notes payable	56,350,000	56,350,000
Notes payable	3,000,000	24,000

Total liabilities	73,246,000	68,957,000

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	--	--
Treasury stock, at cost 1,212,323 shares at March 31, 2009 and 1,198,573 at December 31, 2008	(5,734,000)	(5,692,000)
Common stock, $0.0001 par value; 100,000,000 shares authorized; 14,997,363 shares issued and 13,785,040 outstanding at March 31, 2009 and 14,997,363 shares issued and 13,798,790 outstanding at December 31, 2008	1,000	1,000
Additional paid in capital	278,550,000	278,550,000
Accumulated deficit	(148,034,000)	(141,627,000)
Accumulated other comprehensive loss	(776,000)	(707,000)

Total stockholders' equity	124,007,000	130,525,000

Total liabilities and stockholders' equity	$197,253,000	$199,482,000

VESTIN REALTY MORTGAGE II, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For The Three Months Ended
	3/31/2009	3/31/2008

Revenues
Interest income from investment in real estate loans	$2,135,000	$7,087,000
Other income	13,000	69,000
Total revenues	2,148,000	7,156,000

Operating expenses
Management fees - related party	274,000	274,000
Provision for loan loss	1,274,000	--
Interest expense	1,649,000	1,359,000
Professional fees	2,055,000	193,000
Professional fees - related party	133,000	27,000
Provision for doubtful accounts related to receivable	53,000	--
Other	375,000	250,000
Total operating expenses	5,813,000	2,103,000

Income (loss) from operations	(3,665,000)	5,053,000

Non-operating income (loss)
Dividend income - related party	--	44,000
Interest income from banking institutions	19,000	141,000
Settlement expense	(76,000)	--
Total other non-operating income (loss)	(57,000)	185,000

Loss from real estate held for sale
Revenue related to real estate held for sale	51,000	--
Expenses related to real estate held for sale	(258,000)	(173,000)
Write downs on real estate held for sale	(2,478,000)	(1,792,000)
Total loss from real estate held for sale	(2,685,000)	(1,965,000)

Income (loss) before provision for income taxes	(6,407,000)	3,273,000

Provision for income taxes	--	--

NET INCOME (LOSS)	$(6,407,000)	$3,273,000

Basic and diluted earnings (loss) per weighted average common share	$(0.46)	$0.22

Dividends declared per common share	$--	$0.32

Weighted average common shares	13,788,859	14,872,330